Exhibit 5

1. Owner				2. Annuitant

First Name/Name of Trust		MI	Last	First Name		MI	Last

Street Address			City	Street Address			City
			☐ Male					☐ Male
State	Zip	Home Telephone	☐ Female	State	Zip	Home Telephone		☐ Female
/ /				/ /
Date Of Birth/Trust		Social Security/Tax I.D. Number		Date Of Birth		Social Security

Joint Owner				Contingent Annuitant
			☐ Male					☐ Male
Address			☐ Female	Address				☐ Female
		/ /				/ /
Social Security Number		Date Of Birth		Social Security Number		Date Of Birth

3. Beneficiary				4. Initial Payment
		%		Initial Payment $
Primary (if joint owners, write “Surviving Joint Owner” here)			Relationship To Annuitant	Make check or other method of payment payable to Kemper Investors Life Insurance Company.
		%		Plan Type:
Primary			Relationship To Annuitant	☐ Non-qualified:
		%		New Non-Qualified Account 1035 Exchange
Primary			Relationship To Annuitant	☐ IRA:
		%		Regular payment for tax year
Primary			Relationship To Annuitant	Rollover Direct Transfer
		%		☐ Roth:
Contingent			Relationship To Annuitant	New Roth Account Roth to Roth Transfer
		%		☐ SEP:
Contingent			Relationship To Annuitant	Regular employee contribution
Direct Transfer (designate ee vs er split)
For additional beneficiaries use Section 14.				☐ 401
This payment fund: ☐ Charitable Remainder Trust (CRT)
☐ Rollover To IRA ☐ IRA Trustee To Trustee Transfer
☐ IRA Payment for Tax Year

5. Allocation of Payments

6. Replacement				7. Annuity Date

Do you have any existing annuity contracts or life insurance policies? ☐ No ☐ Yes				I elect to have annuitization payments begin on

Will any existing life insurance or annuity be replaced or will values from another insurance policy or annuity (through loans, surrenders or otherwise) be used to pay premiums for the policy or annuity applied for? ☐ No ☐ Yes

(If yes, indicate company name and policy #)

/ / (Enter Date) The annuity date may not be later than age 91 or 10 years after issue if later, and must be at least one year after contract issue date.

8. Electronic Consent

Consent for Delivery of Initial Prospectus on CD-ROM or by Website: ☐ Yes ☐ No

By checking the “Yes” box and signing below, I acknowledge that I have chosen to receive and have received the initial prospectus for the KILICO Global Variable Annuity and the Underlying Portfolios either on computer readable compact disk (“CD”) or directly from the Kemper Investors Life Insurance Company’s website (www.kemperinvestors.com).

Global Consent for Electronic Delivery of All Available Documents: ☐ Yes ☐ No

By checking the “Yes” box and signing below, I acknowledge that I have chosen to receive in electronic format, instead of in paper format, all the documents listed below for the KILICO Global Variable Annuity and the Underlying Portfolios (the “Documents”). I will receive the Documents either from Kemper Investors Life Insurance Company, or one of its affiliates, or one of its service providers (together, “Kemper Investors”). The Documents are:

•	Prospectuses, and Prospectus Supplements;

•	Statements of Additional Information (“SAI”), and SAI Supplements;

•	Annual Reports, and Semi-Annual Reports; and

•	Proxies, and Proxy Solicitation Materials.

I understand that Kemper Investors, at its discretion, will either:

•	send me the Documents by mail on a CD disk [or flash drive], or

•	send me the Documents as an attachment in PDF format to an email, or

•	send me notice by email of when and where the Documents will be posted on a website of Kemper Investors.

I can then view, download, and print the Documents if I wish. For purposes of electronic delivery, I agree that Kemper Investors may email notices and electronic Documents to me at the following email address:

U.S. e-mail address:

Other e-mail address:

I understand and agree that if Kemper Investors is unable to send me the Documents either on a CD disk or as an attachments to an email or to post the Documents on a website of Kemper Investors, then Kemper Investors will mail to me a paper version of the applicable Documents at my address of record.

I understand that if I checked one or both boxes above, then the following applies:

•	I have the right to receive the prospectus and all other Documents in paper form, and that a paper prospectus and a paper form of all other Documents have been offered to me.

•	I may request the initial prospectus and the current version of any of the Documents in paper form free of charge at any time by calling the Annuity Contact Center toll-free at 1-800-449-0523.

•

My consent begins on the date that I sign below and continues until I revoke such consent. I understand that I can revoke my consent and request paper copies of the current version of any of the Documents at any time by calling the Annuity Contact Center toll-free at 1-800-449-0523 or by writing to Global Annuity Service Team, PO Box 19097, Greenville, SC 29602-9097. If I revoke this consent, Kemper Investors will begin sending me paper copies of all Documents. I understand that Kemper Investors will not impose any fees or charges if I revoke my consent.

•

I have access to the hardware and software necessary to view the Documents online or in PDF format, and I understand how to use that hardware and software to view and print the Documents. The hardware requirements and software requirements are:

1.	A personal computer or other access device with Internet access.

2.	An Internet browser capable of supporting 128-bit SSL encryption (e.g., Netscape v.4. or later, Internet Explorer v5. , or equivalent).

3.	Adobe Acrobat Reader version 4. or later. This viewer is available for download, free-of-charge, at http://www.adobe.com/products/acrobat/readstep2.html

4.	E-mail software.

5.	The ability to download or print document.

6.	Communications access to the Internet. This access may incur charges from internet service providers and local telephone companies. These costs are your responsibility.

•

I understand that, in order to retain the Documents indefinitely, I must (i) retain a copy of any CD provided, (ii) download the Documents (e.g., to a hard disk drive or a floppy diskette), or (iii) print the Documents myself, in which case I may incur costs for which I am responsible.

/ /
Signature	Date

9. Telephone Transfer

I authorize and direct Kemper Investors Life Insurance Company to accept telephone instructions (transfer and/or future payment allocation changes) from the following. (please check all that apply):

☐ I authorize the Owner

☐ I authorize my present and future financial advisor and their authorized individuals

☐ I authorize person(s) designated below

I agree to hold harmless and indemnify Kemper Investors Life Insurance Company and its affiliates and their collective directors, employees and representatives against any claim arising from such action.

	/ /	☐ I do not accept this telephone transfer privilege.
Name	Birth Date

10. Dollar Cost Averaging (DCA)

A. Source From a Single Subaccount:

Please transfer	$		from
		$100 minimum		(Enter Subaccount #)

B. Frequency	Every:	☐ 1 Month	☐ 3 Month	☐ 6 Month	☐ 12 Month	Beginning: / /

C. Receiving Accounts

Enter the Subaccount # (from Section 5) and the % of the total DCA allocation below:

All allocations must total 100%

PCT	Subaccount #	PCT	Subaccount #

%	to	%	to

%	to	%	to

%	to	%	to

For additional Subaccounts, use Section 14. Unless otherwise specified, DCA will occur each period on the day of the month that corresponds to the date the contract is issued.

11. Systematic Withdrawals

Please withdraw	$		Beginning	/ /
		$100 minimum		(Enter Date)

Check One:

☐ Gross withdrawal: Deduct any withdrawal charges and tax withholding from the amount requested.

☐ Net withdrawal: Issue check for the exact amount requested. Deduct any withdrawal charges and tax withholding separately.

Every:	☐ 1	☐ 3	☐ 6	☐ 12 Months

Indicate variable subaccounts to provide the withdrawal. If not indicated, the withdrawal will be pro-rated from all available account balances.

%	from		%	from
		Enter Subaccount #			(Enter Subaccount #)

%	from		%	from
		Enter Subaccount #			(Enter Subaccount #)

Eligible Rollover Distributions: 401

The Company is required to withhold twenty percent (20%) of the federally taxable amount on all distributions unless the distribution is deemed a “Direct Rollover”. State withholding may also be required. If you elect to have the Company withhold more than 20%, please indicate this below. A participant may elect a direct rollover by instructing the Company to make distributions payable to the sponsor of an IRA or eligible employer retirement plan.

Other Distributions: IRAs, Non-Qualified Accounts and Required Minimum Distributions only

The Company is required to withhold ten percent (10%) of the federally taxable amount on distributions other than eligible rollover distributions, unless you elect to cancel this withholding. If you elect to cancel this withholding, you may be responsible for payment of estimated tax and you may incur tax penalties if the sum of the amount withheld and your estimated tax payments are not sufficient. If you make no election, your signature authorizes 10% to be withheld from the distribution.

Federal Withholding:	☐ Withhold 10%	☐ Do not withhold	Specify%
State Withholding:	☐ As required by state	☐ Do not withhold	Specify%	Specify $

See form for automatic age 70 1/2 minimum distributions.

Withdrawals before age 59 1/2 may be subject to a 10% IRS penalty.

Please consult your tax adviser.

☐	I wish to use Electronic Funds Transfer (Direct Deposit). I authorize Kemper Investors Life Insurance Company to correct electronically any overpayments or erroneous credits made to my account.

12. Automatic Asset Rebalancing	13. Systematic Accumulations

☐  I elect Automatic Asset Rebalancing (AAR) among the above accounts.

With Automatic Asset Rebalancing, we will automatically make transfers among the subaccounts on the first day of each calendar quarter to bring your contract back in line with the percentages provided in Section 5 or with the percentages you most recently provided to us.

☐  I authorize automatic deductions of $                     from my bank account to be applied to this contract beginning each period on the date the contract is issued, unless otherwise specified below. ($100 minimum)

Beginning:          /          /

Every:   ☐ 1     ☐ 3     ☐ 6     ☐ 12 Months

14. Remarks

15. Signatures

Receipt is acknowledged of the current prospectus for this annuity and the underlying funds elected in Section 5. Benefits, payments and values provided by the contract are variable and are not guaranteed as to the U.S. dollar amount.

Please check here if you would like a statement of additional information. ☐

I agree that all statements are true and correct to the best of my knowledge and belief and are made as a basis for my application.

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of a crime and may be subject to fines and confinement in prison.

/ /
Signature Of Owner	Signed At (City/State/Country)	Date

Signature Of Joint Owner

16. Registered Representative/Dealer Information

Does the owner have any existing annuity contracts or life insurance policies?    ☐  No    ☐  Yes

To the best of your knowledge, will any existing life insurance or annuity be replaced or will values from another insurance policy or annuity (through loans, surrenders or otherwise) be used to pay premiums for the policy applied for?    ☐  No    ☐Yes  (Attached replacement forms a required)

I certify that the information provided by the owner has been accurately recorded; current prospectuses were delivered; no written sales materials other than those approved by the Principal Office were used; and I have reasonable grounds to believe the purchase of the contract applied for is suitable for the owner. Suitability information has been obtained and filed with the broker/dealer.

____________________
Signature Of Registered Representative	Telephone Number	Comm. Code	Social Security Number
____________________________________________________________
Printed Name Of Registered Representative		B/D Client Acct. #	Printed Name Of Broker/Dealer

Branch Office Street Address For Contract Delivery			Representative Number

Overnight Mail: Global Advantage Series

Make check payable to: Kemper Investors Life Insurance Company